Exhibit 10.1

EXECUTION VERSION

EIGHTH AMENDMENT TO LOAN AGREEMENT

This EIGHTH AMENDMENT TO LOAN AGREEMENT (this “Amendment”) is entered into on the 25th day of March 2021 (the “Effective Date”), by and between GEOSPACE TECHNOLOGIES CORPORATION, a Texas corporation, successor-by-merger to GEOSPACE TECHNOLOGIES CORPORATION, a Delaware corporation (the “Borrower”), EACH OF THE DOMESTIC SUBSIDIARIES OF THE BORROWER identified on Schedule I attached hereto (collectively, the “Guarantor”), and FROST BANK, a Texas state bank (the “Bank”).

R E C I T A L S

WHEREAS, Borrower, Guarantor and Bank entered into that certain Loan Agreement dated as of September 27, 2013, as amended by that certain First Amendment to Loan Agreement executed by the parties on December 16, 2013, to be effective as of September 27, 2013, that certain Second Amendment to Loan Agreement entered into by the parties on May 4, 2015, that certain Third Amendment to Loan Agreement entered into by the parties on May 9, 2017, that certain Fourth Amendment to Loan Agreement entered into by the parties on October 25, 2017, that certain Fifth Amendment to Loan Agreement entered into by the parties on November 8, 2018, that certain Sixth Amendment to Loan Agreement entered into by the parties on March 29, 2019, and that certain Seventh Amendment to Loan Agreement entered into by the parties on November 15, 2019 (as hereby and from time to time further amended, restated, supplemented, modified or replaced, the “Agreement”; a capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the Agreement);

WHEREAS, Borrower, Guarantor and Bank have agreed that certain terms or provisions of the Agreement be amended in the manner set forth herein to be effective as of the Effective Date; and

WHEREAS, Borrower, Guarantor and Bank hereby acknowledge that the terms and provisions of this Amendment constitute an amendment and modification of, and not a novation of, the Agreement or any other Loan Document.

NOW, THEREFORE, for and in consideration of the premises and mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

A G R E E M E N T S

1.    Definitions; Recitals. The term “Loan Agreement” or “Agreement” (as the case may be) as used herein, in the Agreement and in the other Loan Documents, shall mean the Agreement as hereby amended and modified, and as further amended, restated, supplemented, modified or replaced from time to time as permitted thereby. The Recitals set forth above are hereby incorporated by reference into this Amendment.

EIGHTH AMENDMENT TO LOAN AGREEMENT

2.    Amendment of the Agreement. Subject to the conditions hereof and upon satisfaction of the conditions set forth in Section 6 hereof, the Agreement is hereby amended, effective as of the Effective Date, as follows:

a.    Certain Definitions. The following definition as set forth in Article I of the Agreement is hereby amended and restated in its entirety, as follows, and references to such definition in the Loan Documents shall be references to the definition as set forth herein:

“Eligible Accounts” means those Accounts Receivable (as defined in the Security Agreement) owing by any Account Debtor (other than Borrower or a Guarantor or any employee or Affiliate of Borrower or a Guarantor) to Borrower or a Guarantor which are not past due for a period of more than ninety (90) days from their contractual or customary due dates; provided, however, that those Accounts Receivable which Lender reasonably and in good faith, in accordance with its generally applicable credit practices, has determined may not be paid by reason of the Account Debtor’s financial condition or inability to pay shall be excluded from the Eligible Accounts. Notwithstanding the immediately foregoing or anything to the contrary contained in this Loan Agreement or any other Loan Document, unbilled Accounts Receivable and sales-type lease receivables owing by BGP INC., CHINA NATIONAL PETROLEUM CORPORATION-ABU DHABI, to GTC, INC. (a Domestic Subsidiary of Borrower), pursuant to an Addendum to Master Equipment Rental Agreement dated March 12, 2021, shall be considered to be “Eligible Accounts” hereunder.

b.    Certain Definitions. Each of the following definitions are added to Article I of the Agreement in the appropriate alphabetical order, as follows, and references to such definitions in the Loan Documents shall be references to the definitions as set forth herein:

“EBITDA” means, with respect to Borrower and its Subsidiaries on a consolidated basis, for any period of determination, the sum of (a) Net Income for such period, and (b) without duplication and to the extent deducted in determining such Net Income (i) depreciation and amortization for such period, plus (ii) Interest Expense for such period, plus (iii) Income Tax Expense for such period, plus (iv) non-cash charges for such period.

“Funded Debt” means, with respect to Borrower and its Subsidiaries on a consolidated basis, on any date of determination and without duplication, the outstanding principal amount of all liabilities for borrowed money and other interest-bearing liabilities thereof to the extent such liabilities would be considered indebtedness for borrowed money in accordance with GAAP (which, in the case of the Loans and Letters of Credit, shall be deemed to equal the average daily amount of the Loans or Letters of Credit, as the case may be, outstanding for the fiscal quarter ending on the

EIGHTH AMENDMENT TO LOAN AGREEMENT

date of determination), including current and long term debt, less the non-current portion of Subordinated Liabilities, but excluding any contingent liability in respect of the foregoing (including undrawn amounts under outstanding Letters of Credit and guarantees) and any intercompany liabilities between Borrower and any of its Subsidiaries or between a Subsidiary and any other Subsidiary).

“Income Tax Expense” means, with respect to Borrower and its Subsidiaries on a consolidated basis, for any period of determination, all income taxes for such period as determined in accordance with GAAP.

“Interest Expense” means, with respect to Borrower and its Subsidiaries on a consolidated basis, for any period of determination, the sum of all interest expense paid or required by its terms to be paid during such period, as determined in accordance with GAAP.

“Net Income” means, with respect to Borrower and its Subsidiaries on a consolidated basis, for any period of determination, the aggregate of all amounts that would be included as net income on the consolidated financial statements of Borrower for such period calculated in accordance with GAAP.

“Subordinated Liabilities” means liabilities subordinated to Borrower’s obligations to Lender in a manner acceptable to Lender in its sole discretion.

“Eligible Accounts” defined in the Fourth Amendment to Loan Agreement dated October 25, 2017 is amended to include Unbilled Receivables.

c.    Loans. Section 2.01 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 2.01. Loans. Lender agrees to lend to Borrower, on a revolving basis from time to time during the period commencing on the Closing Date and continuing through the Termination Date, such amounts as Borrower may request hereunder subject to the Borrowing Base set forth in Section 2.08 below (the “Revolving Credit Loans”); provided, however, the total principal amount outstanding at any time shall not exceed TWENTY MILLION AND NO/100 DOLLARS ($20,000,000.00) (the “Revolving Credit Commitment”) minus the Letter of Credit Liabilities. If at any time the outstanding Revolving Credit Loans exceed an amount equal to the Revolving Credit Commitment, minus the Letter of Credit Liabilities, Borrower shall immediately repay the Loans to Lender equal to such excess amount, plus    all accrued but unpaid interest thereon. Subject to the terms and conditions hereof, Borrower may borrow, repay and reborrow hereunder. All Revolving Credit Loans will be collectively called the “Loans”.

EIGHTH AMENDMENT TO LOAN AGREEMENT

d.    Borrowing Base. Section 2.08 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 2.08. Borrowing Base. Each requested Advance under the Revolving Credit Commitment shall be subject to, and the aggregate of all Advances at any time outstanding may not exceed, the sum of: (a) 80% of Eligible Accounts; plus (b) the lesser of (i) 25% of Eligible Inventory and (ii) $15,000,000.00; plus (c) the lesser of (i) 50% of Notes Receivable and (ii) $10,000,000.00 (the “Borrowing Base”).

e.    Financial Covenants. Section 8.01 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 8.01. Funded Debt to EBITDA Ratio. Maintain, for the twelve-month period ending on the last day of each fiscal quarter of Borrower commencing with the fiscal quarter ending March 31, 2021, and for each fiscal quarter thereafter, a ratio of Funded Debt to EBITDA of Borrower and its Subsidiaries on a consolidated basis not exceeding 1.50 to 1.00.

f.    Financial Covenants. Section 8.02 of the Agreement is hereby amended by deleting said section in its entirety and substituting the following in lieu thereof:

Section 8.02. Tangible Net Worth. Maintain Tangible Net Worth of not less than $145,000,000.00, to be tested as of the end of each fiscal quarter; notwithstanding the foregoing, however, commencing with the fiscal quarter ending March 31, 2021, and for each fiscal quarter thereafter, Borrower must maintain Tangible Net Worth of not less than $132,000,000.00, to be tested as of the end of each such fiscal quarter. For purposes of this covenant, “Tangible Net Worth” means (i) total assets, (ii) less intangible assets, (iii) less total liabilities, (iv) plus Subordinated Debt, in each case, of the Borrower and its Subsidiaries on a consolidated basis, calculated in accordance with GAAP.

g.    Compliance Certificate. The form of Compliance Certificate attached as Exhibit E to the Agreement is hereby deleted in its entirety, and the form of Compliance Certificate attached hereto as Exhibit E is hereby substituted in lieu thereof.

3.    Full Force and Effect of Agreement. Except as hereby specifically amended, modified or supplemented, Borrower hereby acknowledges and agrees that the Agreement and all of the other Loan Documents are hereby reaffirmed, confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

EIGHTH AMENDMENT TO LOAN AGREEMENT

4.    Representations and Warranties of Borrower. Borrower hereby certifies that:

a.

The representations and warranties of Borrower contained in the Agreement and the other Loan Documents, or which are contained in any document furnished at any time under or in connection with the Loan Documents, are true and correct in all material respects on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects as of such earlier date;

b.

This Amendment has been duly authorized, executed and delivered by Borrower and constitutes a legal, valid and binding obligation of Borrower, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally; and

c.	No Event of Default, nor any event which, upon the giving of notice or lapse of time or both may become an Event of Default, exists under the Agreement or any other Loan Document.

5.    Confirmation of Liens. Borrower hereby confirms, extends, and renews to Bank the security interests, liens and rights of any and all security for all indebtedness and performance of all obligations owed by Borrower under the Loan Documents (the “Liabilities”) including, but without limitation, the liens, security interests and rights set forth in the Agreement (as modified hereby) and the other Loan Documents to secure payment of the Liabilities. Borrower confirms that the liens, security interests and rights of Bank under the Agreement (as modified hereby) and the other Loan Documents are valid and subsisting liens, security interests and rights against the properties described therein. Borrower confirms that the Amendment shall in no manner affect or impair any of the liens, security interests or rights securing payment of the Liabilities and that those liens, security interests and rights are not and shall not in any manner be waived. Bank shall have the right to exercise all rights and remedies of Bank under the Agreement (as modified hereby) and the other Loan Documents and under applicable law upon the occurrence of any Event of Default (subject to any applicable notice and/or cure period(s)) under the Agreement (as modified hereby) or any of the other Loan Documents and under any and all existing or future amendments or modifications to the Agreement (as modified hereby) or any of the other Loan Documents or to the terms or provisions thereof. Nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any right or remedy available to Bank by reason of the occurrence or existence of any fact, circumstance or event constituting an Event of Default under the Agreement (as modified hereby) or any of the other Loan Documents.

6.    Conditions to Effectiveness. This Amendment shall become effective upon the satisfaction of the following conditions precedent on or before the Effective Date:

a.	Bank shall have received two (2) original counterparts of this Amendment executed by Borrower; and

b.	Bank shall have received such other documents, instruments and certificates as reasonably requested by Bank.

EIGHTH AMENDMENT TO LOAN AGREEMENT

Upon the satisfaction of the conditions set forth in this Section 6, this Amendment shall be effective as of the Effective Date.

7.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original (including electronic copies) but all of which together shall constitute one and the same instrument.

8.    Governing Law. This Amendment shall in all respects be governed by, and construed in accordance with, the laws of the State of Texas, without regard to conflicts of laws principles, and with the laws of the United States of America, as applicable.

9.    Enforceability. Should any one or more of the terms or provisions of this Amendment be determined to be illegal or unenforceable as to one or more of the parties hereto, all other terms and provisions nevertheless shall remain effective and binding on the parties hereto.

10.    No Novation. This Amendment is given as an amendment and modification of, and not as a payment or satisfaction of, all of the Liabilities and is not intended to constitute a novation of any of the Liabilities. All of the Liabilities shall continue in full force and effect.

11.    [Reserved]

12.    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of each of Borrower and Bank and their respective successors, assigns and legal representatives; provided, however, that Borrower may not, without the prior written consent of Bank, assign any of its respective rights, powers, duties or obligations hereunder.

13.    Expenses. Without limiting the terms or provisions of the Agreement or the other Loan Documents as same relate to payment of costs and fees (including, but without limitation, those terms or provisions related to payment of costs of collection), Borrower agrees to pay all reasonable out of pocket costs and expenses (including without limitation reasonable fees and expenses of any counsel, financial advisor and agent for Bank) incurred before or after the date hereof by Bank or its affiliates in connection with the preparation, negotiation, execution, delivery and administration of this Amendment, the Agreement (as modified hereby), and the other Loan Documents.

14.    Further Assurances. Borrower agrees to provide to Bank all such other documents and/or instruments as Bank reasonably may request to further accomplish the purposes of this Amendment.

15.    Waiver of Jury Trial. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY) OR ANY OTHER LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER.

EIGHTH AMENDMENT TO LOAN AGREEMENT

16.    Entire Agreement. THIS AMENDMENT, THE AGREEMENT (AS MODIFIED HEREBY), AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN BORROWER, GUARANTOR AND BANK RELATED TO THE SUBJECT MATTER HEREIN CONTAINED AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

[Signature(s) appear on following page(s).]

EIGHTH AMENDMENT TO LOAN AGREEMENT

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the day and year first above written.

BORROWER:

GEOSPACE TECHNOLOGIES CORPORATION,
a Texas corporation

By:	/s/ Robert L. Curda
Name:	Robert L. Curda
Title:	Vice President and CFO

GUARANTOR:

GTC, INC.
EXILE TECHNOLOGIES CORPORATION
GEOSPACE ENGINEERING RESOURCES INTERNATIONAL, INC.
GEOSPACE FINANCE CORP.
GEOSPACE J.V., INC.
GEOSPACE TECHNOLOGIES, SUCURSAL SUDAMERICANA LLC
QUANTUM TECHNOLOGY SCIENCES, INC.

By:	/s/ Robert L. Curda
Name:	Robert L. Curda
Title:	Vice President and CFO

BANK:

FROST BANK,
a Texas state bank

By:	/s/ Larry Hammonds
Name:	Larry Hammonds
Title:	Market President

EIGHTH AMENDMENT TO LOAN AGREEMENT

Signature Page

Schedule I

(1)	GTC, Inc., a Texas corporation

(2)	Exile Technologies Corporation, a Texas corporation

(3)	Geospace Engineering Resources International, Inc., a Texas corporation

(4)	Geospace Finance Corp., a Texas corporation

(5)	Geospace J.V., Inc., a Texas corporation

(6)	Geospace Technologies, Sucursal Sudamericana LLC, a Texas limited liability company

(7)	Quantum Technology Sciences, Inc., a Florida corporation

EIGHTH AMENDMENT TO LOAN AGREEMENT

Schedule I

Exhibit E

Form of Compliance Certificate

COMPLIANCE CERTIFICATE

This COMPLIANCE CERTIFICATE (this “Certificate”) is delivered pursuant to the Loan Agreement dated September 27, 2013 (together with all amendments and modifications, if any, from time to time made thereto, the “Loan Agreement”), among Geospace Technologies Corporation, a Texas corporation (“Borrower”), certain Guarantors named therein, and Frost Bank, a Texas state bank. Unless otherwise defined, terms used herein have the respective meanings provided in the Loan Agreement.

The undersigned, being the duly elected, qualified and acting          of Borrower, on behalf of Borrower and solely in his or her capacity as an officer of Borrower, hereby certifies and warrants that:

As of         , 20    :

(1)	No Default. No Default or Event of Default exists under the Loan Agreement or any other Loan Document as of the date hereof.

(2)

Funded Debt to EBITDA Ratio. The Funded Debt to EBITDA Ratio of Borrower and its Subsidiaries on a consolidated basis was          to 1.00 as computed in accordance with Section 8.01 of the Loan Agreement as further detailed on the Funded Debt to EBITDA Ratio Exhibit attached hereto.

(3)	Tangible Net Worth. The Tangible Net Worth of Borrower and its Subsidiaries on a consolidated basis totaled $ , as computed in accordance with Section 8.02 of the Loan Agreement.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Certificate, this      day of         , 20    .

By:
Title:
On behalf of Geospace Technologies Corporation

EIGHTH AMENDMENT TO LOAN AGREEMENT

Exhibit E

FUNDED DEBT TO EBITDA RATIO EXHIBIT

Period ending         , 20

Consolidated Funded Debt to EBITDA Ratio

1.	Funded Debt:

	(A) = Funded Debt		$

2.	EBITDA:

		Net Income	$
	+	depreciation	$
	+	amortization	$
	+	Interest Expense	$
	+	Income Tax Expense	$
	+	non-cash charges for such period	$

	(A) = EBITDA		$

Funded Debt to EBITDA Ratio = [1(A) ( 2(A)] to 1.00			to 1.00

Required Funded Debt to EBITDA Ratio is:			1.50 to 1.00

EIGHTH AMENDMENT TO LOAN AGREEMENT

Exhibit E